EXHIBIT 10.53
EMPLOYMENT AGREEMENT

	THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of December 13, 1999, by InnoVet, Inc., a Florida corporation, with its principal place of business at 1401 Dolive Drive, Orlando, Florida 32802
(the "Company") and Arnold E. Ewell, an individual currently residing in the United Kingdom (the "Employee") with a business address of c/o Oakes, Fitzwilliams & Co., Limited, Byron House, 7-9 St. James's Street, London
SW1A 1EE.

	WHEREAS, the Company is a public company primarily in the business of specialty animal healthcare technology;

	WHEREAS, the Employee is interested in being employed by the Company as its
Chairman, and the Company has agreed to retain the Employee upon certain terms and conditions, one of which is the execution of this Agreement by the
Employee.

	NOW THEREFORE, in consideration of the mutual agreements herein made, each running to the other, and for other good and valuable consideration, the parties agree as follows:

	1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

	2.	Authority and Power During Employment Period.

 (a)	Duties.  The duties of the Employee shall be subject to the direction of the Company and the Employee shall perform all duties as may be mutually agreed upon between the Employee and the Company, including but not limited to responsibility for effective management and overseeing the operations of the Company in a manner similar to those performed by a corporate chairman.

 (b) Time Devoted. The time devoted by the Employee to the Company shall not be full time. It is understood that the Employee is employed by Oakes, Fitzwilliams & Co. , Limited, in London, England, and cannot devote full time to the Company

 (c)	Performance by Employee.  The Employee agrees to perform faithfully, industriously, and to the best of the Employee's ability, experience and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of the Company. Such duties shall be provided at such place(s) as the needs, business or opportunities of the Company require from time to time. The Employee shall provide the Company with all information regarding its business.

 3. Term. The term of employment hereunder will commence on December 13, 1999 and end on December 31, 2000. The term shall be renewed for additional periods provided the parties mutually agree in writing.

 4. Compensation and Benefits.

 (a) Bonus. For the year 1999, the Employee shall be entitled to a bonus of $40,000 payable in restricted common stock of the Company. The common stock shall be based on fair market value beginning one week after the Company has made all filings with the Securities and Exchange Commission required to make it current in its filings.

 (b) Compensation for the Year 2000. The Employee shall receive $20,000 for his services in the year 2000. This salary shall be payable quarterly in advance, retroactive to January 1, 2000. Payment shall be in shares of common stock of the Company. The valuation of the shares shall be the fair market value beginning one week after the Company has made all filings with the Securities and Exchange Commission required to make it current in its filings.

 (c) Reimbursement for Expenses in Accordance with Company Policy. The Company will reimburse the Employee for documented "out of pocket" expenses, including travel, meals and lodging, long distance telephone calls and facsimile transmissions and postage.

 5. Trade Secrets. The Employee shall not at any time during the term of this Agreement or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, outside the course and scope of his employment, any confidential information concerning any matters affecting or relating to the business of the Company, including without limiting the generality of the foregoing, any of its customers, or any other information concerning the business of the Company, its manner of operation, its plans, processes, or other data, the parties here to stipulating that as between them, such trade secrets are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Company, and the Company's goodwill, and that any breach of the terms of this section shall be a material breach of this Agreement. Confidential information shall not include information which:

 (a) was, at the time of receipt, well known in the Company's industry as evidenced by publications or affidavits of experts;
 (b) is hereafter furnished in writing to the Employee by a third party who has a legal right to do so (that is, who is not bound by an agreement similar to this one with the Company or hereafter is published by the Company) or a third party having a legal right to do so;
 (c) is required by law to be disclosed; or
 (d) is disclosed by the Employee with the Company's prior written permission.

 6. Trade Secrets After Termination of Employment. All the terms of Section 5 shall remain in full force and effect for a period of two (2) years after the termination of the Employee's employment for any reason, but shall not prohibit the Employee from using his prior and general knowledge of the industry.

 7. Termination. This Agreement shall continue from December 13, 1999 through December 31, 2000. Thereafter it may be terminated by either party upon thirty (30) days' written notice to the other party. If the Employee terminates this Agreement, he shall be entitled to compensation during the said thirty (30) day period, provided he is performing the usual and customary services during that period.

 8. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's last place of business or residence as shown on the records of the Company, in the case of the Company to its principal office as set forth in the first paragraph of this Agreement.

 9. Waiver. Unless agreed in writing, the failure of any party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by any party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

 10. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto, superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one Agreement.

 12. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representative, successors and assigns. This Agreement shall not be assignable without the prior written consent of the other party.

 13. Governing Law. This Agreement Shall become valid when executed and accepted by the Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida, without regard to any applicable conflicts of laws. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws of the state, city or other political subdivision in which the Employee is located.

 14. Further Assurances. All parties shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

 15. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

 16. Severability. The validity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

 17. Resolution of Disputes; Venue. If any dispute arises out of or related to this Agreement or the breach thereof, it shall be settled by litigation in Palm Beach County, Florida.

	The parties have executed this Agreement as of the date set forth in the first paragraph.


By:/S/   A. E. Ewell
--------------------
Arnold E. Ewell, Employee


INNOVET, INC.

By:/S/  Scott P. Cielewich
--------------------------
Scott P. Cielewich, Vice
President and Chief Financial Officer